Exhibits

SUB-ITEM 77Q1(e)  COPIES OF ANY NEW OR AMENDED INVESTMENT ADVISORY CONTRACTS

Assignment and Assumption Agreement among AIG Global Investment Corp., AIG Asset Management and SunAmerica Asset Management Corp. dated December 31, 2009. Incorporated by reference to the exhibit to the Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of SunAmerica Money Market Funds, Inc.
(File No. 2-85370) filed on February 24, 2010.